CONSENT, WAIVER AND AMENDMENT

THIS CONSENT, WAIVER AND AMENDMENT (this “Agreement”), dated as of January 28, 2009, is entered into by and among Celsia Technologies, Inc., a Nevada corporation (the “Company”), and the persons identified as “Holders” on the signature pages hereto (the “Holders”).  Defined terms not otherwise defined herein shall have the meanings set forth in the Existing Purchase Agreement (as defined below).

WHEREAS, pursuant to a Securities Purchase Agreement, dated May 25, 2007 (the “Existing Purchase Agreement”), among the Company and the Holders, the Holders were issued an aggregate of $8,897,783 in principal amount of 8% Secured Convertible Debentures due May 25, 2010, as amended on March 26, 2008 (the “Existing Debentures”) and were issued warrants (the “Existing Warrants”) exercisable for shares of Common Stock of the Company.

WHEREAS, pursuant to a Securities Purchase Agreement dated on or about the date hereof in the form attached as Exhibit A hereto (the “New Purchase Agreement”) among the Company and the purchasers identified on the signature pages thereto (collectively, the “New Investors”), the New Investors will be purchasing debentures (the “New Debentures”) together with warrants exercisable for shares of common stock for an aggregate purchase price of up to $2,000,000 (the offer and sale of such debentures and warrants pursuant to the New Purchase Agreement are hereafter referred to as the “New Financing”).

WHEREAS, the Company desires to obtain acknowledgements, waivers and consents from the Holders with respect to certain provisions and other matters contained in the Transaction Documents (as defined herein) to ensure the consummation of the New Financing any other transactions related thereto.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Holder hereby agrees as follows:

1.           Waivers.

(a)           Subject to the terms and conditions hereunder, each Holder hereby waives the restrictions set forth in Sections 7(a) and 7(b) of the Existing Debentures with respect to the issuance of the New Debentures and granting the New Investors a lien pursuant to the security agreement attached as an exhibit to the New Purchase Agreement.  Further, subject to the terms and conditions hereunder, to the extent required under the Existing Purchase Agreement, each Holder signatory hereto hereby consents to the New Financing.

(b)           Subject to the terms and conditions herein, each Holder hereby waives any and all rights such holder was granted under the Security Agreement and the Existing Debentures, including, without limitation, pursuant to Section 8 of the Security Agreement and Section 8 of the Existing Debentures, to exercise any rights or remedies conferred upon such holder thereunder solely in connection the Company’s relocation of its engineering and pilot line facilities and the Collateral incidental thereto (the “Transferred Assets”) from Korea to Taiwan.

(c)           Notwithstanding anything to the contrary contained in any of the Transaction Documents, each undersigned Holder hereby consents to the Company and Celsia Technologies Taiwan, Inc. entering into and delivering the trust agreement with Chinatrust Commercial Bank attached hereto as Exhibit B (the “Trust Agreement”), for the purpose of securing the obligations of the Company to the undersigned with respect to the Transferred Assets pursuant to the Security Documents and the Debentures.

(d)           Each undersigned Holder hereby acknowledges that Midsummer Ventures, L.P., a limited partnership organized and existing under the laws of Bermuda (“Midsummer”), acting on behalf of and for the benefit of the undersigned is hereby authorized to send the payments due and payable to the undersigned as contemplated by Section 5.1.1 of the Trust Agreement to the bank account set forth in the wire instructions on the signature page hereto.  Further, the undersigned hereby designates Midsummer as collateral agent under the Trust Agreement, and acknowledges and agrees that Midsummer’s rights, responsibilities and immunities as collateral agent thereunder shall be as set forth in Annex B to the Security Agreement.

(e)           Each Holder hereby waives any and all rights such Holder was granted under Section 4.13(b) of the Existing Purchase Agreement, to receive the Pre-Notice (as defined in the Existing Purchase Agreement) from the Company in connection with New Financing.

2.           Certain Amendments.

(a)           The exercise price of the Existing Warrants held by each Holder that invests in the New Financing (each, a “Participating Holder”) in an amount equal to the lesser of $250,000 or the individual amounts set forth on Schedule A hereto (but not the exercise price of Existing Warrants held by Holders that do not participate in the New Financing (each, a “Non-Participating Holder”) is hereby amended and reduced to $0.10 per share, and the aggregate number of shares of Common Stock underlying such warrants is hereby increased in the individual amounts set forth on Schedule A hereto, each subject to further adjustment therein.

(b)           The date in the definition of “Maturity Date” in the first sentence of the second paragraph of the Existing Debentures which reads “May 25, 2010” is hereby amended and replaced with “December 31, 2010”.

(c)           The conversion price of the Existing Debentures held by each Participating Holder (but not the conversion price of the Existing Debentures held by a Non-Participating Holder) is hereby amended and reduced to $0.10, subject to further adjustment therein.

(d)           The definition of “Change of Control Redemption Amount” in Section 1 of the Existing Debentures held by each Participating Holder is hereby amended and replaced in its entirety with the following:

 ““Change of Control Redemption Amount” shall equal the sum of (i) 400% of the then outstanding principal amount of this Debenture, plus all accrued and unpaid interest thereon, plus (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Debenture.”

(e)           The definitions of “Permitted Indebtedness” and “Permitted Lien” in Section 1 of the Existing Debentures held by each Participating Holder and each Non-Participating Holder is hereby amended to add the following as new clauses (c) and (d), respectively:

 “and (c) indebtedness evidenced by those certain Original Issue Discount Secured Convertible Debentures issued by the Company on or about January 28, 2009 (the “New Debentures”).”

 “and (d) Liens granted to the holders of the New Debentures pursuant to that certain Security Agreement dated January 28, 2009 among the Company, its Subsidiaries and the secured parties signatory thereto (the “New Security Agreement”).”

(f)           Section 2(a) of the Existing Debentures held by each Participating Holder is hereby amended and replaced in its entirety with the following:

““Payment of Interest in Cash or Kind. The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 8% per annum (increasing to a rate of 12% per annum effective on January 28, 2009), payable quarterly on January 1, April 1, July 1 and October 1, beginning on January 1, 2008, on each Optional Redemption Date (as to that principal amount then being redeemed), on each Conversion Date (as to that principal amount then being converted), and on the Maturity Date (each such date, an “Interest Payment Date”) (if any Interest Payment Date is not a Business Day, then the applicable payment shall be due on the next succeeding Business Day), in cash or duly authorized, validly issued, fully paid and non-assessable shares of Common Stock at the Interest Conversion Rate (the dollar amount to be paid in shares, the “Interest Share Amount”) or a combination thereof; provided, however, that payment in shares of Common Stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the Holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date  (the “Interest Notice Period”) and through and including the date such shares of Common Stock are issued to the Holder and (ii) the Company shall have given the Holder notice in accordance with the notice requirements set forth below.”

(g)           The following is added as new Section 9(m) of the Existing Debentures held by the Participating Holders and the Non-Participating Holders:

“Notwithstanding anything to the contrary contained in the Purchase Agreement or the Security Agreement, by its acceptance of this Debenture, the Holder acknowledges and agrees that the holders of the New Debentures have a valid security interest in the Collateral (as defined in the Security Agreement) and the security interests granted under the Security Agreement and the New Security Agreement shall be pari-passu with each other.”

(h)           The following is added as new clauses (d) and (e) of the definition of “Exempt Issuance” in the Existing Purchase Agreement:

 “and (d) the issuance of debentures, warrants, and shares of Common Stock upon the conversion and exercise thereof, pursuant to that certain Securities Purchase Agreement dated January 28, 2009 among the Company and the investors signatory thereto (provided that such securities are not amended to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities) and (e) the issuance of shares of Common Stock upon conversion or exercise, as applicable, of the Debentures and Warrants held by “Participating Holders” (as defined in the consent, waiver and amendment agreement referred to in this clause) at the amended conversion and exercise prices set forth in that certain Consent, Waiver and Amendment Agreement dated January 28, 2009 among the Company and the investors signatory thereto.”

 (i)           Section 4.13(a) of the Existing Purchase Agreement is hereby amended in its entirety and replaced with the following:

“(a)           From the date hereof until the date that the Debentures are no longer outstanding, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to an amount of the Subsequent Financing equal to the lesser of (i) the aggregate principal amount of the Debentures then outstanding or (ii) 100% of the Subsequent Financing less any amounts as to which the investor parties to that certain securities purchase agreement dated January 28, 2009 among the Company and such investors have exercised participation rights thereunder in respect of such Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(j)           The reference to “70%” in Section 5.5 of the Existing Purchase Agreement, Sections 7 and 9(l) of the Existing Debentures, Section 6(f) of the Registration Rights Agreement and Section 5(l) of the Existing Warrants is hereby amended and replaced with “60%”.

3.           The foregoing waivers and amendments shall not be effective unless and until (i) Holders of 70% or more of the principal amount of the Existing Debentures outstanding shall have agreed to the terms and conditions hereunder and (ii) the Company, its Subsidiaries and the Holders shall have executed and delivered the intercreditor agreement in the form attached to the New Purchase Agreement. In addition, the waivers set forth herein shall be null and void in the event the New Financing is not consummated on or before January 31, 2009. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents (as defined in the Existing Purchase Agreement) shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein. The Company and the undersigned Holder agree that execution and delivery of this Agreement shall serve as the sole form of notice and irrevocable election by the Company and such Holder of the waivers, consents and amendments contemplated hereby and that no further action on the part of the Company or any other person is required to effect such waiver and amendment except as set forth herein.

4.           The Company hereby represents that following the execution and delivery of this Agreement by the parties hereto, no Event of Default (as defined in the Existing Debentures) has occurred and is continuing as of the date hereof.  The undersigned Holder hereby acknowledges that, without independent investigation, it is not aware of any defaults in the Company’s obligations contained in any of the Transaction Documents other than those which such Holder has previously waived in consent agreements previously obtained by the Company or are contemplated to be waived in connection with this Agreement (it being understood that except as expressly set forth in this Agreement and in any prior written waivers, nothing herein shall be construed as a waiver of any presently existing, or past or future Events of Default).

5.           This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

6.           The Company has elected to provide all Holders with the same terms and form of agreement for the convenience of the Company and not because it was required or requested to do so by the Holders.  The obligations of each Holder under this Agreement, and any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under this Agreement or any Transaction Document.  Nothing contained herein or in any Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents.  Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  Each Holder has had the opportunity to be represented by its own separate legal counsel in their review and negotiation of this Agreement and the Transaction Documents.  Feldman Weinstein & Smith LLP does not represent all of the Holders but only Midsummer.

[Signature pages follow]

IN WITNESS WHEREOF, this Consent, Waiver and Amendment is executed as of the date first set forth above.

CELSIA TECHNOLOGIES, INC.
By:	/s/ Jorge Fernandez
Name: Jorge Fernandez
Title: CFO

[signature page(s) of Holders to follow]

COUNTERPART SIGNATURE PAGE
OF HOLDER TO
CSAT CONSENT, WAIVER AND AMENDMENT

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